SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) . . . . . . .January 2, 1995



                                CORCAP, INC.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
           (Exact name of registrant as specified in its charter)



Nevada                   1-09964             06-1237135
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other          (Commission         (I.R.S. Employer
jurisdiction of          File Number)        Identification No.)
Incorporation)


120 Union Street, Willimantic, CT                 06226
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code. (203) 456-4187




 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        (Former name or former address, if changed since last report)


Item 4 -  Changes in Registrant's Certifying Accountants.


     (a) The Registrant's principal independent accountant, Coopers & Lybrand L.L.P. resigned on January 2, 1996. The reports by Coopers & Lybrand L.L.P. on the Registrant's financial statements for the last two fiscal years contained no adverse opinion or any disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The report of Coopers & Lybrand L.L.P. for the year ended December 31, 1993 was qualified as to the Company's ability to continue as a going concern and was modified as to uncertainties related to an unwaived pension funding deficiency and as to potential environmental cleanup liability. The report of Coopers & Lybrand L.L.P. for the year ended December 31, 1994 was qualified as to the Company's ability to continue as a going concern and was modified as to uncertainty related to an unwaived pension funding deficiency. There have been no disagreements by the Registrant with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make a reference to the subject of such disagreement(s) in connection with its reports.



Item 7 -  Financial Statements and Exhibits

     (c)  Exhibits -

          (16) Letter from the Registrant's former independent accountant regarding its concurrence with the statements in Item 4(a).


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORCAP, INC.


                                   /s/ Diane W. Burns
                                   Diane W. Burns, President

Date: January 5, 1995